EXHIBIT 99.1




                          HOME FINANCIAL NETWORK, INC.

                              FINANCIAL STATEMENTS

                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998

REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Home Financial Network, Inc.:


In our opinion, the accompanying balance sheets and the related statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Home Financial Network, Inc. (the "Company") at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As described in Note 2 to the financial statements, on January 20, 2000 the Company was acquired by Sybase, Inc. Accordingly, the operations of the Company after January 20, 2000 will be combined with those of Sybase, Inc.



March 16, 2000
                                             /s/ PricewaterhouseCoopers LLP

HOME FINANCIAL NETWORK, INC.

Balance Sheets
December 31, 1999 and 1998

                                                                                    1999               1998
                                                                                ------------       ------------
ASSETS:
Current assets
   Cash and cash equivalents                                                    $  1,589,466       $  5,090,204
   Short-term investments                                                            880,662          8,272,010
   Accounts receivable (less allowance for doubtful
     accounts of $200,000 at December 31, 1999)                                    2,622,335            198,634
   Unbilled amounts under contracts in progress                                      814,000                 --
   Other current assets                                                              238,717            165,938
                                                                                ------------       ------------

        Total current assets                                                       6,145,180         13,726,786

Property and equipment, net                                                        1,592,958            776,703
Other                                                                                 85,508             83,503
                                                                                ------------       ------------

        Total assets                                                            $  7,823,646       $ 14,586,992
                                                                                ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
   Accounts payable and accrued liabilities                                     $  3,271,595       $    647,309
   Deferred revenue                                                                  613,297            248,034
                                                                                ------------       ------------

        Total current liabilities                                                  3,884,892            895,343

Long-term liabilities:
   Deferred rent                                                                      31,407             44,442
                                                                                ------------       ------------

        Total liabilities                                                          3,916,299            939,785
                                                                                ------------       ------------

Commitments and contingencies (Note 8)

Stockholders' equity:
   Series A convertible preferred stock, $.001 par value; 5,000,000 shares
     authorized, issued and outstanding (liquidation value, $5,000,000)                5,000              5,000
   Series B convertible preferred stock, $.001 par value;
     7,515,807 shares authorized; 4,816,667 shares issued
     and outstanding (liquidation value $14,450,001)                                   4,817              4,817
   Series C convertible preferred stock, $.001 par value;
     2,500,000 shares authorized, issued and outstanding
     (liquidation value, $7,500,000)                                                   2,500              2,500
   Common stock, $.001 par value; 27,000,000 shares
     authorized; 8,086,526 shares issued and outstanding                               8,087              8,087
   Additional paid-in capital                                                     28,929,542         26,924,941
   Unearned compensation                                                          (1,656,354)                --
   Accumulated deficit                                                           (23,386,245)       (13,298,138)
                                                                                ------------       ------------

        Total stockholders' equity                                                 3,907,347         13,647,207
                                                                                ------------       ------------

        Total liabilities and stockholders' equity                              $  7,823,646       $ 14,586,992
                                                                                ============       ============


See accompanying notes to financial statements.

HOME FINANCIAL NETWORK, INC.

Statements of Operations
For the years ended December 31, 1999 and 1998

                                                 1999               1998
                                             ------------       ------------
Revenue                                      $  5,335,765       $  1,346,036
Cost of revenue                                 2,714,187            877,327
                                             ------------       ------------

                                                2,621,578            468,709

Operating expenses:
     Research and development                   4,963,545          3,629,732
     General and administrative                 9,282,452          3,324,765
                                             ------------       ------------
           Loss from operations               (11,624,419)        (6,485,788)
                                             ============       ============

Other income:
     Interest income                              536,312            846,186
     Contract termination fees (Note 7)         1,000,000          2,500,000
                                             ------------       ------------

                                                1,536,312          3,346,186
                                             ------------       ------------

           Net  loss                         $(10,088,107)      $ (3,139,602)
                                             ============       ============


See accompanying notes to financial statements.

HOME FINANCIAL NETWORK, INC.

Statements of Stockholders' Equity
For the years ended December 31, 1999 and 1998

                                      Series A
                                    Convertible           Series B                 Series C
                                     Preferred           Convertible              Convertible
                                       Stock           Preferred Stock           Preferred Stock
                                 ------------------   ---------------------   ---------------------
                                 Shares      Amount    Shares       Amount     Shares      Amount
                                 -------     ------   --------     --------   --------    --------

Balance, January 1, 1998         5,000,000   $5,000   4,816,667    $4,817     2,500,000   $2,500
Compensation expense  incurred
in connection with stock options

Net loss for the year ended
December 31, 1998
                                 ---------   ------   ---------    ------     ---------   ------
Balance, December 31, 1998       5,000,000    5,000   4,816,667     4,817     2,500,000    2,500


Unearned compensation incurred
in connection with stock options

Amortization of unearned
compensation

Compensation expense  incurred
in connection  with warrants

Net loss for the year ended
December 31, 1999
                                 ---------   ------   ---------    ------     ---------   ------
Balance, December 31, 1999       5,000,000   $5,000   4,816,667    $4,817     2,500,000   $2,500
                                 =========   ======   =========    ======     =========   ======



                                    Common Stock      Additional                                   Total
                                 -------------------   Paid-In      Unearned     Accumulated    Stockholders'
                                   Shares    Amount    Capital    Compensation     Deficit         Equity
                                 ---------   ------   ----------  ------------   -----------    -------------
Balance, January 1, 1998         8,086,526   $8,087   $26,799,941            -   $(10,158,536)   $16,661,809

Compensation expense  incurred
in connection with stock options                                                                     125,000
                                                          125,000
Net loss for the year ended
December 31, 1998                                                                  (3,139,602)    (3,139,602)
                                 ---------   ------   -----------  -----------   ------------     ----------

Balance, December 31, 1998       8,086,526    8,087    26,924,941            -    (13,298,138)    13,647,207


Unearned compensation incurred
in connection with stock options                        1,804,000   (1,804,000)                            -

Amortization of unearned                                               147,646                       147,646
compensation

Compensation expense  incurred
in connection with warrants                               200,601                                    200,601

Net loss for the year ended                                                       (10,088,107)   (10,088,107)
December 31, 1999
                                 ---------   ------   -----------  -----------   ------------     ----------
Balance, December 31, 1999       8,086,526   $8,087   $28,929,542  $(1,656,354)  $(23,386,245)    $3,907,347
                                 =========   ======   ===========  ===========   ============     ==========

See accompanying notes to financial statements.

HOME FINANCIAL NETWORK, INC.

Statements of Cash Flows
Years ended December 31, 1999 and 1998

                                                                        1999               1998
                                                                    ------------       ------------
Cash flow from operating activities:
  Net loss                                                          $(10,088,107)      $ (3,139,602)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Depreciation and amortization                                      507,244            293,361
      Provision for doubtful accounts                                    200,000                 --
      Loss on disposal of property and equipment                           1,458             25,631


      Stock option and warrant compensation expense                      348,247            125,000
      Changes in operating assets and liabilities:
        Increase in accounts receivable                               (2,623,701)           (68,410)
        Increase in unbilled amounts under contracts in progress        (814,000)                --
        Increase in other current and other assets                       (74,784)          (128,980)
        Increase (decrease) in accounts payable and accrued
              liabilities                                              2,624,286           (135,696)
        Decrease in deferred rent                                        (13,035)            (3,294)
        Increase in deferred revenue                                     365,263             94,809
                                                                    ------------       ------------

         Net cash used in operating activities                        (9,567,129)        (2,937,181)
                                                                    ------------       ------------
Cash flow from investing activities:
  Purchase of property and equipment                                  (1,326,876)          (344,677)
  Purchases of short-term investments                                 (8,844,714)       (19,655,073)
  Maturities of short-term investments                                10,145,994         16,135,112
  Proceeds from sale of investments                                    6,090,068          6,488,213
  Proceeds from sale of property and equipment                             1,919              1,000
                                                                    ------------       ------------

         Net cash provided by investing activities                     6,066,391          2,624,575
                                                                    ------------       ------------

         Net decrease in cash and cash equivalents                    (3,500,738)          (312,606)

Cash and cash equivalents at beginning of year                         5,090,204          5,402,810
                                                                    ------------       ------------

         Cash and cash equivalents at end of year                   $  1,589,466       $  5,090,204
                                                                    ============       ============


See accompanying notes to financial statements.

                           HOME FINANCIAL NETWORK, INC

                          NOTES TO FINANCIAL STATEMENTS

1.      BUSINESS

        Home Financial Network, Inc. (the "Company") was incorporated on August 31, 1995. The Company develops, markets and implements online banking technology and services that allow banks and other financial institutions to offer banking and other financial services to consumers over the Internet. Since inception, the Company's activities have consisted primarily of developing proprietary software products, establishing the sales and marketing of those products and raising equity financing. For the year ended December 31, 1999 five customers accounted for 68 percent of revenues. The Company operates in an environment of rapid change in technology and is dependent upon the continued services of its employees.

2.      ACQUISITION

        On January 20, 2000 the Company was acquired by Sybase, Inc. ("Sybase"). No adjustment to reflect the acquisition is included in the accompanying financial statements as of December 31, 1999. Accordingly, the operations of the Company after January 20, 2000 will be combined with Sybase.

        During 1999, the Company subcontracted services to Sybase in the amount of $525,107. At December 31, 1999, $201,727 relating to this amount was included in accounts payable and accrued liabilities.

3.      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        CASH AND CASH EQUIVALENTS:

        Cash and cash equivalents consist of cash in banks and temporary cash investments. Temporary investments consist principally of U.S. Treasury Notes with original maturities of less than 90 days. Temporary investments are recorded at cost plus accrued interest, which approximates fair value.

        SHORT-TERM INVESTMENTS:

        The Company considers its short-term investments to be "available-for-sale", as defined by Statement of Financial Accounting Standard No. 115, "Accounting for Certain Investments in Debt and Equity Securities". At December 31, 1999 and 1998, the unrealized holding gains and losses were not material, and short-term investments consist primarily of U.S. Government Obligations with maturities between 90 and 180 days.
        For the years ended December 31, 1999 and 1998, gross realized gains and losses were not significant. In computing realized gains and losses, the Company computes the cost of its investments on a specific identification basis. Cost includes the direct costs to acquire the securities, adjusted for the amortization of any discount or premium. The fair value of short-term investments has been estimated based upon quoted market prices.

        REVENUE RECOGNITION:

        The Company's operating revenue is derived principally from software licensing fees, including monthly user fees, and consulting services. In situations where the Company is engaged to combine its software and know-how to develop turnkey Internet banking solutions for financial institutions, revenues are recognized as income on a percentage-of-completion basis based on time incurred. When delivered separately, software licensing fees are recognized as income when a non-cancelable license agreement has been executed by the customer, the Company has delivered the product, the product is accepted by the customer and the collection of the resulting receivable is assured. Monthly user fees are recognized as income in the period earned. Revenue from consulting services is recognized as income as the services are performed. All unearned revenue is recorded as deferred revenue.

        PROPERTY AND EQUIPMENT:

        Property and equipment is stated at cost and depreciated using the straight-line method over the following useful lives: computer equipment and software, 3 years; office furniture, 7 years; and leasehold improvements, initial term of lease or their estimated useful life, if shorter. Gains and losses on disposals are recorded as income or expense.

        ACCOUNTING FOR STOCK-BASED COMPENSATION:

        Stock issued to employees has been accounted for under the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB No. 25"). Under APB No. 25, no compensation expense is recognized in the accompanying financial statements in connection with the awarding of stock option grants to employees provided that, as of the grant date, all terms associated with the award are fixed and the fair market price of the Company's stock, as of the grant date, is equal to or less than the amount an employee must pay to acquire the stock as defined; however, if the fair market price of the Company's stock as estimated by the Board of Directors as of grant date is greater than the amount the employee must pay or if the terms of the grant are variable, then the Company will recognize compensation expense.
        Stock options or warrants issued to non-employees are fair valued at the time of vesting and would be included in the Company's operating results.

        Disclosures required by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), including pro forma operating results had the Company prepared its financial statements in accordance with the fair value based method of accounting for stock-based compensation, have been included in Note 6.

        INCOME TAXES:

        The Company accounts for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). SFAS 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax return. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities ("temporary differences") and net operating loss carryforwards using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when it is questionable whether deferred tax assets will be recovered.

        SOFTWARE DEVELOPMENT COSTS:

        The Company accounts for software development costs in accordance with Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Marketed" ("SFAS 86"). SFAS 86 requires that certain software product development costs ("Capitalized Costs"), incurred after technological feasibility has been established, be capitalized and amortized, commencing upon the general release of the software product to the Company's customers, over the economic life of the software product. The Company determines technological feasibility based upon the successful completion of certain product development milestones. Annual amortization of capitalized costs will be computed using the greater of: (i) the ratio of current gross revenues for the software product over the total of current and anticipated future gross revenues for the software product; or (ii) the straight-line basis. Software product development costs incurred prior to the product reaching technological feasibility are expensed as incurred and included in research and development costs. Capitalized Costs incurred to date have been immaterial and, accordingly, SFAS 86 has not had any significant impact on the financial position or results of operations of the Company.

        USE OF ESTIMATES:

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to accounts receivable, accrued income, fixed asset lives and contingent liabilities. Actual results could differ from those estimates and such differences could be material.

4.      PROPERTY AND EQUIPMENT

        Property and equipment as of December 31, 1999 and 1998 consists of the following:

                                                            1999                   1998
                                                         -----------             ---------
        Computer equipment and software                  $ 2,004,633             $ 775,505
        Office furniture                                     480,651               402,562
        Leasehold improvements                               130,113               123,790
                                                         -----------             ---------
              Total cost                                   2,615,397             1,301,857
          Less, accumulated depreciation                  (1,022,439)             (525,154)
                                                         -----------             ---------
              Property and equipment, net                $ 1,592,958             $ 776,703
                                                         ===========             =========



5.      INCOME TAXES

        As of December 31, 1999 and 1998, net deferred tax assets are as follows:

                                                            1999                   1998
                                                         -----------             ----------
        Net operating loss carryforward                  $ 9,284,000            $ 5,225,000
        Fixed assets                                          (8,000)                (7,000)
        Deferred charges                                      15,000                 24,000
        Allowance for doubtful accounts                       80,000                      -
        Unearned compensation expense                         59,000                      -
        Research and development tax credit                  199,000                148,000
                                                         -----------             ----------
                                                           9,629,000              5,390,000

          Less, valuation allowance                       (9,629,000)            (5,390,000)
                                                         -----------             ----------
              Total                                      $         -            $         -
                                                         ===========            ===========


        As a result of the uncertainty regarding the Company's ability to generate sufficient taxable income to utilize deferred tax assets, the Company has provided a full valuation allowance.

        As of December 31, 1999, net operating losses available for federal and state income tax purposes totaled approximately $23 million, which expire at various dates through 2014 for federal income tax purposes and through 2004 for state income tax purposes. The research and development tax credit expires at various dates through 2014. Future ownership changes may limit the Company's ability to utilize net operating loss and tax credit carryforwards as defined by tax rules and regulations.

6.      STOCKHOLDERS' EQUITY

        COMMON AND PREFERRED STOCK:

        The Company's amended and restated certificate of incorporation provides for the issuance of up to 42,015,807 shares of stock. The Company has designated 27,000,000 shares as common stock and 5,000,000, 7,515,807 and 2,500,000 shares as Series A, B and C convertible preferred stock, respectively, (collectively referred to herein as "preferred stock", individually referred to herein as "Series A", "Series B" or "Series C").

        The Series A, B and C stock have a preference over common stockholders in liquidation of $1.00, $3.00 and $3.00 per share, respectively. Each share of preferred stock is convertible into one share of common stock at the option of the holder. Conversion is automatic in the event the Company completes an initial public offering of its equity securities, as defined. The conversion rate is subject to certain anti-dilution provisions, as defined. The preferred stockholders vote with common stockholders on an as-if converted basis and have certain defined voting rights regarding redemption, purchase or other acquisitions of any of the Company's capital stock and the creation, authorization, designation of capital stock ranking senior to or on parity with the respective series of preferred stock.

        STOCK OPTION PLAN:

        The terms of the Company's 1995 Stock Plan, as amended, (the "Plan") provide for the Company's Board of Directors (the "Board") to grant options to officers, directors and employees. The fair market value of the Company's common stock on the date of grant is estimated by the Board of Directors. Options generally vest on a pro rata basis over a four-year period and have a term of seven years. The Plan provides that, upon initial election to the Board of Directors, each non-employee director receives an option to purchase up to 50,000 shares of the Company's common stock, and an additional option to purchase up to 10,000 shares annually thereafter. At December 31, 1999, the Company has reserved a total of 3,500,000 shares of common stock for the Plan.

        During 1999, the Company granted options to its employees with an exercise price below the fair market value of the Company's common stock on the date of grant. In connection therewith, the Company is recognizing compensation expense, for the aggregate difference between the estimated fair value of the common stock on the date of grant and the option exercise price ($1,804,000), on a pro rata basis over the respective options' vesting period. The unamortized balance at December 31, 1999 ($1,656,354), has been included as a component of stockholders' equity.

        The following table summarizes stock option activity for the years ended December 31, 1999 and 1998:

                                                      1999                      1998
                                            ------------------------- -------------------------
                                                          WEIGHTED-                 WEIGHTED-
                                                           AVERAGE                   AVERAGE
                                                          EXERCISE                  EXERCISE
                                              NUMBER        PRICE       NUMBER        PRICE
                                             -------      --------      ------      ---------
        Outstanding at beginning of year     2,119,500       $2.38     1,839,500       $2.17
        Granted                                993,000       $3.00       687,000       $3.00
        Granted                                237,000       $7.00             -        -
        Cancelled                              (86,500)      $3.00      (407,000)      $2.45
                                             ---------       -----     ---------       -----
        Outstanding at December 31           3,263,000       $2.89     2,119,500       $2.38
                                             =========       =====      ========       =====
        Options exercisable at December 31   1,216,750       $2.02       718,750       $1.75
                                             =========       =====      ========       =====

        The following table summarizes stock option information as of December 31, 1999:

                                                          WEIGHTED-
                                                           AVERAGE
                                                           REMAINING               NUMBER
          EXERCISE PRICE          NUMBER OUTSTANDING      CONTRACT LIFE          EXERCISABLE
        --------------------    -------------------   -------------------   -------------------
              $1.00                   425,000               2.8 years             417,500
               2.00                   460,000               3.5 years             356,250
               3.00                 2,141,000               5.7 years             443,000
               7.00                   237,000               6.9 years                   -
                                   ----------                                   ---------
                                    3,263,000                                   1,216,750
                                   ==========                                   =========

        As of December 31, 1999, 237,000 shares were available for future grant under the Plan.

        The following table summarizes the pro forma operating results of the Company had compensation costs for the Plan been determined in accordance with the fair value based method of accounting for stock based compensation as prescribed by SFAS No. 123:

                                                            1999                    1998
                                                        -------------          ------------
        Net loss, as reported                           $ (10,088,107)         $ (3,139,602)
        Pro forma net loss                                (11,285,295)           (3,703,690)

        For the purposes of the above pro forma information, the fair value of each option granted from the Plan was estimated on the date of grant using the Black-Scholes option-pricing model. The following weighted-average assumptions were used in computing the fair value of option grants during 1999 and 1998: expected volatility of 70%; risk-free interest rate range of 4.8% - 6.3% and 5.6% - 5.8%, respectively; expected lives of six years and zero dividend yield for all periods. Using the Black-Scholes option-pricing model, the weighted average fair value of options granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant during 1999 and 1998 was $3.32 and $2.01, respectively. Using the Black-Scholes option pricing model, the weighted average fair value of options granted with an exercise price below the fair market value of the Company's common stock on the date of grant during 1999 was $4.27.

        STOCK PURCHASE WARRANT:

        A warrant to acquire 100,000 shares of the Company's common stock at an exercise price of $2.50 per share that was outstanding at December 31, 1998, was cancelled at December 28, 1999.

        During 1997, in connection with the sale of Series B and C preferred stock, the Company issued warrants to acquire 73,133 shares of the Company's Series B preferred stock (the "B Warrant"), exercise price of $3.00 per share, and 640,000 shares of the Company's common stock (the "Common Warrant"), exercise price of $2.60 per share. The B Warrant was issued to an underwriter of the Series B and C preferred stock as partial consideration for their services. The Common Warrant was issued to the Series A preferred stockholder in consideration for certain modifications to a stock purchase agreement thereby allowing the Company to complete the sale of Series B and C preferred stock. The B Warrant and the Common Warrant were exercisable on the date of issuance and expire on March 31, 2002. The fair value of the B Warrant and the Common Warrant was estimated by the Board of Directors and deemed to be part of the cost of raising additional capital.

        On April 1, 1999, the Company issued a warrant to acquire 100,000 shares of the Company's common stock, with an exercise price of $3.00 per share, to a strategic partner in consideration for consulting services. The warrant was exercisable on the date of issuance and accordingly, the Company recorded compensation expense for the fair value of the warrant of $200,601. The warrant was still outstanding at December 31, 1999 and expires on April 1, 2003.

7.      CONTRACT TERMINATION FEES

        During 1999 and 1998, the Company received $1 million and $2.5 million, respectively, in cash as contract termination fees from customers who unilaterally cancelled contracts.

8.      COMMITMENTS AND CONTINGENCIES

        LEASES:

        The Company leases office space under operating leases that expire in April 2001, May, 2001 and July, 2002. These leases contain certain future rent escalations. The difference between rental expense recorded on a straight-line basis and rent per the lease agreements has been accounted for as deferred rent in the accompanying financial statements. Rental expense recorded for the years ended 1999 and 1998 amounted to approximately $403,228 and $315,925, respectively.

        Future minimum lease payments under the leases total approximately $1,071,000 and are payable as follows:

        2000                         635,000
        2001                         322,000
        2002                         114,000

        CONTINGENCY:

        The Company has received notification from the Business Software Alliance on behalf of certain software licensors claiming the Company used unlicensed copies of computer software during a period from 1998 to 1999. The Company is negotiating a settlement and at this time the Company is unable to determine what effect, if any, the resolution of this matter will have on the financial statements.